Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 5

TO MASTER REPURCHASE AGREEMENT

Amendment No. 5, dated as of December 27, 2004 (this “Amendment”), by and among JPMORGAN CHASE BANK (the “Buyer”), ABETTERWAYHOME FINANCE, LLC (“Finance”) and HOMEBANC FUNDING CORP. (“Funding” and together with Finance, the “Seller”).

RECITALS

The Buyer and the Seller are parties to that certain Master Repurchase Agreement, dated as of March 8, 2004, Amendment No. 1 and Joinder dated as of June 7, 2004, Amendment No. 2, dated as of June 24, 2004, Amendment No. 3, dated as of July 12, 2004, and Amendment No. 4, dated as of October 12, 2004 (the “Existing Repurchase Agreement”; as amended by this Amendment, the “Repurchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement.

The Buyer and the Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.

Accordingly, the Buyer and the Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1. Permanent Amendment; Definitions.

1.1 Section 2 of the Existing Repurchase Agreement is hereby amended by deleting subsection (j) of the definition of “Asset Value” in its entirety and replacing it with the following language:

“(j) when the Asset Value for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Asset Value for Purchased Mortgage Loans that are 7/6, 5/6 or 3/6 Adjustable Rate Mortgage Loans exceeds 50% of the Maximum Purchase Price.”

1.2 Section 2 of the Existing Repurchase Agreement is hereby amended by adding the following subsections (k), (l), (m), (n) and (o) to the definition of “Asset Value”:

“(k) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Alt-A Mortgage Loans that are Purchased Mortgage Loans exceeds $150 million;

(l) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Alt-A Mortgage Loans that have a FICO score of less than 640 exceeds 10% of all Purchased Mortgage Loans that are Alt-A Mortgage Loans;

(m) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the weighted average FICO score of all Alt-A Mortgage Loans is less than 700;

(n) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the weighted average LTV of all Alt-A Mortgage Loans is greater than 80%; and

(o) when the Purchase Price for such Purchased Mortgage Loan is added to other Purchased Mortgage Loans, the aggregate Purchase Price of all Alt-A Mortgage Loans that are two-to-four family residential mortgage loans, cash-out refinanced loans and mortgage loans secured by investor properties that are not Full Documentation Mortgage Loans combined exceeds 10% of all Purchased Mortgage Loans that are Alt-A Mortgage Loans that are two-to-four family residential mortgage loans, cash-out refinanced loans and mortgage loans secured by investor properties combined.”

1.3 Section 2 of the Existing Repurchase Agreement is hereby amended by deleting the definition of “Servicer” in its entirety and replacing it with the following:

“Servicer” shall mean HomeBanc Corp., or any successor in interest thereto.

1.4 Section 2 of the Existing Repurchase Agreement is hereby amended by adding the definitions of “Alt-A Mortgage Loan,” “FICO” and “Full Documentation Mortgage Loan” in their proper alphabetical order:

“Alt-A Mortgage Loan” means a first lien Mortgage Loan originated in accordance with the Underwriting Guidelines for “Generic Alt-A” mortgage loans with a minimum FICO score of 620.

“FICO” means Fair Isaac & Co., or any successor thereto.

“Full Documentation Mortgage Loan” means a Mortgage Loan acquired and owned by Seller that has been closed, funded and qualifies without exception as Eligible Mortgage Loan and satisfies all of the requirements under the Underwriting Guidelines for a “full documentation” Mortgage Loan.

SECTION 2. Conditions Precedent. This Amendment shall become effective on the date hereof (the “Amendment Effective Date”) subject to the satisfaction of the following conditions precedent:

2.1 Delivered Documents. On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(a) this Amendment, executed and delivered by duly authorized officers of the Buyer, Finance and Funding; and

(b) such other documents as the Buyer or counsel to the Buyer may reasonably request.

SECTION 3. Representations and Warranties. Finance and Funding each hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Existing Repurchase Agreement on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and each hereby confirms and reaffirms the representations and warranties contained in Section 11 of the Existing Repurchase Agreement.

SECTION 4. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 5. Fees. Finance and Funding agree to pay as and when billed by the Buyer all of the reasonable fees, disbursements and expenses of counsel to the Buyer in connection with the development, preparation and execution of, this Amendment or any other documents prepared in connection herewith and receipt of payment thereof shall be a condition precedent to the Buyer entering into any Transaction pursuant hereto.

SECTION 6. Confidentiality. The parties hereto acknowledge that this Amendment, the Existing Repurchase Agreement, and all drafts thereof, documents relating thereto and transactions contemplated thereby are confidential in nature and the Sellers agree that, unless otherwise directed by a court of competent jurisdiction, they shall limit the distribution of such documents and the discussion of such transactions to such of its officers, employees, attorneys, accountants and agents as is required in order to fulfill its obligations under such documents and with respect to such transactions.

SECTION 7. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 8. Counterparts. This Amendment may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement.

SECTION 9. Conflicts. The parties hereto agree that in the event there is any conflict between the terms of this Amendment, and the terms of the Existing Repurchase Agreement, the provisions of this Amendment shall control.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

JPMORGAN CHASE BANK,
as Buyer

By:	/s/ Jonathan P. Davis
Name:	Jonathan P. Davis
Title:	Vice President

ABETTERWAYHOME FINANCE, LLC
as Seller

By:	/s/ James L. Krakau
Name:	James L. Krakau
Title:	Treasurer

HOMEBANC FUNDING CORP.,
as Seller

By:	/s/ James L. Krakau
Name:	James L. Krakau
Title:	Treasurer